EXHIBIT 32.1
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND
18 U.S.C. SECTION 1350
In connection with the Annual Report of Spartech Corporation (the “Company”) on Form 10-K for the period ended October 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Victoria M. Holt, President and Chief Executive Officer, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer January 13, 2011